                                                                    EXHIBIT 99.1


(INVISION TECHNOLOGIES, INC. LOGO)                                  NEWS RELEASE


                                  Investor Contact: Laura Graves
                                                    Director, Investor Relations
                                                    510-739-2448

                                                    Stan Neve
                                                    Brunswick Group
                                                    212-333-3810



                          INVISION TECHNOLOGIES REPORTS
                      FIRST QUARTER 2004 FINANCIAL RESULTS

      NEWARK, CA (APRIL 22, 2004) - InVision Technologies, Inc. (NASDAQ: INVN) today reported financial results for the first quarter ended March 28, 2004. Total company revenues in the first quarter of 2004 were $76.9 million compared to revenues of $165.2 million in the first quarter of 2003.

      Net income on a GAAP basis was $5.2 million in the first quarter of 2004. InVision's diluted earnings per share (EPS) calculation for the first quarter 2004 reflects the impact of the contingent conversion provision related to the $125 million of convertible senior notes issued in 2003. Under this provision, InVision's GAAP EPS was $0.25 per diluted share. This compares to net income of $34.4 million, or $1.87 per diluted share, for the first quarter of 2003.

      Net income in the first quarter of 2004 also includes a pre-tax charge of $1.8 million related to transaction expenses associated with the company's pending acquisition by General Electric Company (NYSE: GE). Earnings on a pro forma basis excluding both the effect of the contingent conversion provision and the acquisition-related costs were $0.33 per diluted share in the first quarter of 2004. A reconciliation of pro forma net income and EPS to net income and EPS on a GAAP basis is provided in Schedule 1 following the condensed consolidated balance sheets.

      Gross margin in the first quarter of 2004 was 37% compared to 44% in the first quarter of 2003. As of March 28, 2004, InVision had $284.6 million in cash, cash equivalents and short-term investments. Total company backlog was $197.2 million.

PERFORMANCE BY REPORTABLE SEGMENT

      InVision has two reportable segments: explosives detection systems (EDS) and non-destructive testing (NDT) systems. The EDS segment showed solid performance in the first quarter of 2004 with revenues of $55.1 million and income from operations of $9.8 million. EDS service revenues grew to $16.1 million during the quarter, representing an 89% increase compared to the same quarter of 2003. The NDT segment posted revenues of $16.2 million and a loss from operations of $200,000 in the first quarter of 2004. A reconciliation of reportable segment revenues and income from operations to consolidated

InVision Technologies, Inc.                                               Page 2


revenues and income from operations is provided in Schedule 2 following the condensed consolidated balance sheets.

MANAGEMENT SUMMARY

      "InVision reported solid results in the first quarter of 2004, supported by continued strength in the EDS segment," said Sergio Magistri, Ph.D., InVision President and Chief Executive Officer. "We continue to see very strong support for InVision products, both in the domestic market, as evidenced by the recent product order from the Transportation Security Administration, as well as in the international markets, such as the recent announcement of the company's first order from Thailand."

OPERATIONAL HIGHLIGHTS

- General Electric announced that, subject to regulatory and InVision stockholder approvals, GE has agreed to acquire InVision in an all-cash transaction valued at approximately $900 million, or $50 per share.

- The Transportation Security Administration (TSA) of the U.S. Department of Homeland Security (DHS) ordered CTX 9000 DSi automated EDS for integration into the baggage handling systems of certain airports in the United States. The delivery order is valued at $105 million, with an additional performance incentive of $3 million payable by March 2005.

- The company reported in April 2004 the receipt of an order for 26 CTX 9000 DSi automated EDS, accessories and service for the new Bangkok International Airport in Thailand. This first order from Thailand provides further evidence of InVision's increasing presence in Asia. Bangkok International will be the first international airport to provide 100% in-line screening of checked baggage.

- InVision announced that its subsidiary, Yxlon, entered into a contract for the delivery and installation of XES 3000 X-ray diffraction based EDS at Rhein-Main Airport in Frankfurt, Germany. The value of the contract is approximately $11 million with an option to purchase additional systems, options and maintenance for a potential total contract value of up to approximately $18 million.

- The company continued to participate in the TSA's evaluation program to assess the viability of existing EDS technology for inspection of break bulk air cargo. The company believes that computed tomography (CT) technology has great potential to address this on-going concern in our nation's approach to aviation security.

- The company is currently in negotiations with the TSA and Boeing regarding service contract renewal. The company anticipates no disruption of service as a result of these discussions.

InVision Technologies, Inc.                                               Page 3


BUSINESS OUTLOOK

      The company is pleased with the federal government's indicated level of commitment to fund in-line EDS in larger airports, based on InVision's recent TSA order announcement and the latest TSA's Letter of Intent (LOI) funding program announcements. To date, the TSA has officially announced grants of $960 million under the LOI program to carry out construction retrofitting in nine domestic airports. InVision believes the overall need for in-line EDS at airports is considerably larger based on published TSA assessments and individual airport needs.

      President Bush's proposed 2005 budget includes over $890 million, a 20% increase over the 2004 budget, to support aviation security and other transportation security activities. This includes funds to improve the integration of EDS equipment into individual airports' baggage processing systems to increase security effectiveness and promote greater efficiency. Specifically, the proposed TSA budget includes $250 million for physical modification of commercial airports for the purpose of installing in-line EDS equipment and $150 million for procurement of checked baggage EDS. The budget also allocates $45 million for research and development of enhancement and next generation EDS.

      INVISION TECHNOLOGIES, INC. WILL CONDUCT A CONFERENCE CALL TO DISCUSS THESE RESULTS AND INVISION'S OUTLOOK FOR THE FUTURE AT 2:00 P.M. (PT) / 5:00 P.M. (ET) TODAY. TO LISTEN, VISIT WWW.INVISION-TECH.COM AND FOLLOW THE LINKS TO THE WEBCAST. A REPLAY OF THE WEBCAST WILL BE AVAILABLE SHORTLY AFTER THE PRESENTATION AND WILL REMAIN AVAILABLE FOR A LIMITED TIME.

ABOUT INVISION

      InVision Technologies, Inc. and its subsidiaries develop, manufacture, market and support explosives detection systems based on advanced computed tomography technology, X-ray diffraction and quadrupole resonance. The company is the leading supplier of explosives detection systems to the U.S. government for civil aviation security. InVision is headquartered in Newark, CA. Additional information about the company can be found at www.invision-tech.com.

CAUTIONS REGARDING FORWARD-LOOKING STATEMENTS

      This news release contains forward-looking statements, including those regarding InVision's "Operational Highlights" and "Business Outlook"; InVision's planned acquisition by GE; InVision's belief regarding the value of delivery orders; InVision's belief that CT technology has great potential to address the on-going concern of domestic break bulk air cargo security; InVision's belief regarding the overall need for in-line EDS; and InVision's anticipation that there will be no disruption of its service as a result of discussions with the TSA and Boeing regarding the renewal of its service contract. These forward-looking statements are subject to material risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Investors should consider important risk factors, which include: the risk that the company is not selected to provide service for its units; the risk that the company's contract to service its units in the United States is not renewed or is renewed on financially less favorable terms; the risk that CT

InVision Technologies, Inc.                                               Page 4


technology is not used to screen break bulk air cargo due to the certification or approval of other technology; the risk that the TSA or other customers utilize competing products or technologies; the risk of the unavailability or reduction of U.S. and foreign governmental funding, the cancellation or decrease in orders by the U.S. government and foreign airport authorities, or lower than expected service revenues; the risk that InVision does not meet its anticipated delivery schedules due to the inability to obtain in a timely manner components necessary to build its EDS units or to timely manufacture its EDS units due to unforeseen difficulties with its operations; the risk that we will not receive the regulatory and stockholder approvals required to complete the acquisition of InVision by GE; and other risks detailed under the caption "Risk Factors" in InVision's most recent reports on Form 10-K and Form 10-Q filed with the Securities and Exchange Commission. InVision is under no obligation, and expressly disclaims any obligation, to update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

ADDITIONAL INFORMATION ABOUT THE PROPOSED ACQUISITION AND WHERE YOU CAN FIND IT

      In connection with the proposed acquisition by GE, InVision has filed a proxy statement and other relevant materials with the Securities and Exchange Commission (SEC). When the proxy statement has completed review by the SEC, it will be mailed to all holders of InVision common stock. BEFORE MAKING ANY VOTING DECISION WITH RESPECT TO THE PROPOSED ACQUISITION, INVESTORS AND STOCKHOLDERS OF INVISION ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER RELEVANT MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED ACQUISITION. The proxy statement and other relevant materials, and any other documents filed by InVision with the SEC, may be obtained free of charge at the SEC's website at www.sec.gov. In addition, investors and stockholders of InVision may obtain free copies of the documents filed with the SEC by contacting InVision Investor Relations at (510) 739-2511 or InVision Technologies, Inc., 7151 Gateway Boulevard, Newark, CA 94560. You may also read and copy any reports, statements and other information filed by InVision with the SEC at the SEC public reference room at 450 Fifth Street, N.W. Room 1200, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 or visit the SEC's website for further information on its public reference room.

      InVision and its executive officers and directors may be deemed to be participants in the solicitation of proxies from the InVision stockholders in favor of the proposed acquisition. Certain executive officers and directors of InVision have interests in the acquisition that may differ from the interests of stockholders generally, including acceleration of vesting of stock options and continuation of director and officer insurance and indemnification. These interests are described in the proxy statement.

      Note to Editors: CTX 9000 DSi, InVision, Yxlon, Quantum and Inovec are trademarks of InVision Technologies, Inc. or its subsidiaries.

                               (tables to follow)

InVision Technologies, Inc.                                               Page 5


                           INVISION TECHNOLOGIES, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                   (UNAUDITED)

                                                         THREE MONTHS ENDED
                                                     --------------------------
                                                      MARCH 28,       MARCH 30,
                                                        2004            2003
                                                     ---------        ---------
Revenues:
  Product revenues                                   $  53,945        $ 152,814
  Service revenues                                      20,077            8,909
  Contract research and development revenues             2,873            3,445
                                                     ---------        ---------
    Total revenues                                      76,895          165,168
                                                     ---------        ---------

Cost of revenues:
  Product costs                                         33,603           84,674
  Service costs                                         12,173            5,000
  Contract research and development costs                2,284            2,136
                                                     ---------        ---------
    Total cost of revenues                              48,060           91,810
                                                     ---------        ---------
  Gross profit                                          28,835           73,358
                                                     ---------        ---------

Operating expenses:
  Research and development                               6,261            7,355
  Selling, general and administrative                   13,363            9,062
                                                     ---------        ---------
    Total operating expenses                            19,624           16,417
                                                     ---------        ---------

Income from operations                                   9,211           56,941
Interest expense                                        (1,293)             (42)
Interest and other income, net                             836              685
                                                     ---------        ---------
Income before provision for income taxes                 8,754           57,584

Provision for income taxes                               3,575           23,177
                                                     ---------        ---------

Net income                                           $   5,179        $  34,407
                                                     =========        =========

Net income per share:
  Basic                                              $    0.30        $    2.02
                                                     =========        =========
  Diluted                                            $    0.25        $    1.87
                                                     =========        =========

Weighted average shares outstanding:
  Basic                                                 17,272           17,067
  Diluted                                               22,586           18,379

InVision Technologies, Inc.                                               Page 6


                           INVISION TECHNOLOGIES, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                        (IN THOUSANDS, EXCEPT SHARE DATA)
                                   (UNAUDITED)

                                                          MARCH 28,    DECEMBER 31,
                                                            2004           2003
                                                         ---------      ---------
ASSETS
Current assets:
    Cash and cash equivalents                            $  74,891      $ 182,382
    Short-term investments                                 209,719         94,557
    Accounts receivable, net                                72,062         56,951
    Inventories                                             74,372         78,894
    Deferred income taxes                                   14,392         14,283
    Other current assets                                     7,790          5,666
                                                         ---------      ---------
        Total current assets                               453,226        432,733

Property and equipment, net                                 10,968         11,605
Intangible assets, net                                      34,927         35,452
Other assets                                                 6,276          6,278
                                                         ---------      ---------
                 Total assets                            $ 505,397      $ 486,068
                                                         =========      =========

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
    Accounts payable                                     $  18,689      $  13,761
    Accrued liabilities                                     35,419         35,058
    Deferred revenue                                        17,569         13,277
    Short-term debt                                          2,600          5,581
    Current maturities of long-term obligations                261            263
                                                         ---------      ---------
        Total current liabilities                           74,538         67,940
                                                         ---------      ---------

Long-term obligations                                      127,126        127,244

Deferred income taxes                                          168            203
                                                         ---------      ---------

Commitments and contingencies

Stockholders' equity:
    Preferred stock, $0.001 par value,
        5,000,000 shares authorized;
        no shares issued and outstanding                        --             --
    Common stock, $0.001 par value, 60,000,000
        shares authorized; 18,138,000 and 17,782,000
        shares issued; 17,451,000 and 17,095,000
        shares outstanding                                      18             18
    Additional paid-in capital                             182,069        173,968
    Deferred stock compensation expense                       (237)          (271)
    Accumulated other comprehensive loss                      (555)          (125)
    Retained earnings                                      136,961        131,782
    Treasury stock, at cost (687,000 shares)               (14,691)       (14,691)
                                                         ---------      ---------
        Total stockholders' equity                         303,565        290,681
                                                         ---------      ---------
            Total liabilities and
                stockholders' equity                     $ 505,397      $ 486,068
                                                         =========      =========

InVision Technologies, Inc.                                               Page 7


SCHEDULE 1
PRO FORMA NET INCOME CALCULATION (1)
(IN THOUSANDS, EXCEPT SHARE DATA)

                                                                                NET INCOME       NO. OF DILUTED
                                                                 DILUTED EPS    AFTER TAX      SHARES OUTSTANDING
                                                                 -----------    ---------      ------------------
Reported diluted EPS, net income as adjusted for
interest expense on convertible debt, and reported
diluted shares outstanding                                       $   0.25       $ 5,734             22,586

Impact of contingent conversion, net of tax                            --       $  (555)            (3,906)


Diluted EPS before adjustment for contingent conversion,             0.28       $ 5,179             18,680
reported net income, and diluted shares outstanding before
adjustment for contingent conversion

Impact of GE acquisition costs, net of tax                             --       $ 1,065                 --

Pro forma EPS, net income and diluted
shares outstanding                                               $   0.33       $ 6,244             18,680

1) As a result of the pending acquisition of InVision Technologies, Inc. by General Electric Company, and the dilution resulting from the triggering of the contingent conversion-related provisions of our 3% convertible senior notes due 2023, our management believes pro forma operating results are a useful measure that facilitates period-to-period operating comparisons. Pro forma operating results (a) include the interest expense, net of tax, of $555,000 for our 3% convertible senior notes due 2023, which was excluded from the computation of our GAAP diluted EPS, (b) exclude the related increase of 3,906,250 in diluted shares due to the contingent conversion feature of the notes and (c) exclude expenses, net of tax, of $1.1 million related to the pending acquisition by General Electric. Pro forma operating results are not based on any standardized methodology prescribed by GAAP and are not necessarily comparable to similar measures presented by other companies. Pro forma operating results should not be considered in isolation or as a substitute for operating results prepared in accordance with GAAP. We report pro forma operating results to provide investors with an alternative method for assessing our operating results.

InVision Technologies, Inc.                                               Page 8



SCHEDULE 2

                                                                                     ALL          CONSOLIDATING
FIRST QUARTER 2004 SEGMENT INFORMATION         EDS               NDT                OTHER          ELIMINATIONS          TOTAL
                                               ---               ---                -----          ------------          -----
(IN THOUSANDS, EXCEPT PERCENTAGE DATA)

Revenues:
        Product revenues                      38,957            12,955              2,033                 --            53,945
        Service revenues                      16,086             3,261                730                 --            20,077
        Contract research
        and development
        revenues                                  --                --              2,873                 --             2,873
        Intercompany revenues                     97                --                 --                (97)                0
                                              ------            ------              -----                ---            ------
Total revenues                                55,140            16,216              5,636                (97)           76,895
                                              ======            ======              =====                ===            ======
Income (loss) from operations                  9,799              (223)              (365)                --             9,211
                                              ======            ======              =====                ===            ======
Income (loss) from
        operations as
        a percentage of
        total revenues                          17.8%             (1.4%)             (6.5%)               --              12.0%
                                              ======            ======              =====                ===            ======


                                       ###